                                                                     EXHIBIT 3.5



                            CERTIFICATE OF FORMATION

                                       OF

                             MARTIN MIDSTREAM GP LLC

I.       The name of the limited liability company is:

                             MARTIN MIDSTREAM GP LLC

II. The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited liability company's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MARTIN GP LLC this 21st day of June, 2002.



                                 MARTIN RESOURCE LLC
                                 its Sole Member

                                 By:  Martin Resource Management Corporation
                                      its Sole Member


                                      By: /s/ ROBERT D. BONDURANT
                                         ---------------------------------------
                                         Robert D. Bondurant
                                         Chief Financial Officer